Exhibit 99.1

The Wendy’s Company Announces Settlement Agreement with Financial Institutions

DUBLIN, Ohio, Feb. 13, 2019 – The Wendy’s Company (NASDAQ: WEN) today announced that it has entered into a Settlement Agreement that, if approved and finalized, would result in a class-wide settlement of the class action lawsuits brought by financial institutions against the Company related to the criminal cyberattacks which targeted the point of sale systems of certain Wendy’s franchisees in 2015 and 2016. Approval of the Settlement Agreement would resolve the putative class action lawsuit brought by certain financial institutions in 2016 seeking, among other things, to certify a nationwide class of financial institutions alleging that the Company failed to safeguard customer payment card information and failed to provide notice that payment card information had been compromised.

Under the terms of the Settlement Agreement, the Company and its franchisees will receive a full release of all claims that have or could have been brought by the financial institutions, and the financial institutions will receive $50 million, inclusive of attorneys’ fees and costs. After exhaustion of applicable insurance, the Company expects to pay approximately $27.5 million of this amount. The proposed Settlement Agreement is subject to Court approval and, if approved, the Company anticipates that payment will not occur until late 2019.

“We are encouraged by the progress made to resolve this case, and we believe this settlement is in the best interests of Wendy’s and its shareholders,” said Todd Penegor, President and Chief Executive Officer. “With this settlement, we have now reached agreements in principle to resolve all of the outstanding legal matters related to these criminal cyberattacks. We look forward to putting this behind us so that we can continue to focus on growing the Wendy’s brand.”

If preliminarily approved, notice of the proposed Settlement Agreement will be provided by a third-party settlement administrator. The notice will include further details of the Settlement Agreement and the claims and objection process and other pertinent information.

Forward Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the proposed settlement of the financial institutions case and other legal matters related to the criminal cyberattacks, such as the timing and amount of payment, available insurance proceeds and impact on the future performance of the Company’s business. Those statements, as well as statements preceded by, followed by, or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (NASDAQ: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,600 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com